UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 15, 2007

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

468 N. Camden Drive, Suite 315, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 285-5350

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 15, 2007, Emvelco Corp. (the “Company”) entered into a Settlement and Release Agreement and Amendment No. 1 (the “Amendment”) to that certain Term Sheet Agreement (the “Agreement”) which was entered into by and between Dr. Danny Rittman (“Rittman”) and the Company and which the Amendment is entered into by and between the same parties. Pursuant to the Agreement, the Company was obligated to fund Micrologic, Inc. (“Micrologic”) $1 million and has funded $400,000 to date. Pursuant to the Amendment, the Company shall only be required to fund an additional $50,000 for a total investment of $450,000, and shall receive ten percent (10%) equity ownership in Micrologic. The Amendment also contains a settlement and release clause releasing the parties from any further obligations to each other.

The majority of the Board of Directors of the Company has approved the Amendment and ratified the transactions thereunder with Ilan Kenig abstaining from the vote.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Settlement and Release Agreement and Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

By:	/s/ YOSSI ATTIA
Name: Yossi Attia Title: Chief Executive Officer

Date:  November 19, 2007
Beverly Hills, California